Exhibit 99.1

PRESS RELEASE

Autoliv Nominates Directors for Election at the 2019 Annual Stockholders Meeting and Announces Agreement with Cevian

(Stockholm, March 1, 2019) – Autoliv, Inc. (NYSE: ALV, and SSE: ALIV sdb), the worldwide leader in automotive safety systems, today announced its nominees for election by the stockholders to the Board of Directors at the 2019 Annual Stockholders Meeting and an agreement with Cevian Capital II GP Limited.

Stockholders Annual General Meeting

As previously announced, the Board of Directors has set Tuesday May 7, 2019 as the date for the Annual General Meeting of Stockholders to be held in Chicago, IL, USA. Stockholders of record at the close of business on March 14, 2019 will be entitled to be present and vote at the 2019 Annual Meeting. Notice of the 2019 Annual Meeting will be delivered to the holders of record in late March.

All currently serving directors (Mikael Bratt, Jan Carlson, Hasse Johansson, Leif Johansson, David E. Kepler, Franz-Josef Kortüm, Xiaozhi Liu, James M. Ringler, and Ted Senko) are nominated for re-election at the 2019 Annual General Meeting.

Agreement with Cevian

Autoliv announced today that it has entered into an agreement with Cevian Capital II GP Limited (“Cevian”). Pursuant to the agreement with Cevian, Autoliv agreed to take action to nominate Min Liu for election at the 2019 AGM and nominate her or another designee of Cevian at future annual meetings of Autoliv, subject to the terms and conditions of the agreement, including Cevian maintaining at least 8% ownership position in the common stock of Autoliv. Cevian has agreed to certain customary standstill and voting provisions, including not acquiring more than 19.9% of the common stock of Autoliv.

The full agreement with Cevian will be filed by Autoliv on a Current Report on Form 8-K with the Securities and Exchange Commission.

Ms. Liu, age 39, is a Vice President of Cevian Capital AG, an affiliate of Cevian, Autoliv, Inc.’s largest stockholder. Prior to joining Cevian, Ms. Liu served as a principal of The Boston Consulting Group in Germany where she led multiple projects in a broad set of industries between 2004 and 2015. Ms. Liu has an MBA from Stanford University in addition to bachelor’s and master’s degrees in business information technology from Goettingen University.

“I am pleased that we are nominating Ms. Min Liu for election to Autoliv’s Board of Directors. We believe that she will bring valuable insights on behalf of our largest stockholder as well as financial and industry expertise that will contribute to our business mission,” said Jan Carlson, Chairman of the Board of Directors of Autoliv, Inc.

Autoliv’s Board has determined that Ms. Liu is “independent” according to the New York Stock Exchange’s rules and regulations.

Autoliv Inc.

Box 70381, 107 24 Stockholm, Sweden

Visiting address: World Trade Center,

Klarabergsviadukten 70, B7, 111 64 Stockholm

Phone: +46 (0)8 587 20650

E-mail: stina.thorman@autoliv.com

Autoliv’s Board also approved an increase in the size of the Board from nine to ten members effective as of the open of the polls at the 2019 Annual Meeting in conjunction with its decision to nominate Ms. Liu for election by the stockholders at the 2019 Annual Meeting.

Inquiries:

Corporate Communications: Stina Thorman, Tel +46 (0)8 587 206 50

Investors & Analysts: Anders Trapp, Investor Relations, Tel +46 (0)8 587 206 71

Investors & Analysts: Henrik Kaar, Investor Relations, Tel +46 (0)8 587 206 14

This information is information that Autoliv, Inc. is obliged to make public pursuant to the EU Market Abuse Regulation. The information was submitted for publication, through the contact person set out above, at 3.05 pm CET on March 1, 2019.

About Autoliv

Autoliv, Inc. is the worldwide leader in automotive safety systems, and through its subsidiaries develops and manufactures automotive safety systems for all major automotive manufacturers in the world. Together with its joint ventures, Autoliv has close to 67,000 employees in 27 countries. In addition, the Company has 14 technical centers around the world, with 19 test tracks. The Company’s shares are listed on the New York Stock Exchange (NYSE: ALV) and its Swedish Depository Receipts on Nasdaq Stockholm (ALIVsdb). For more information about Autoliv, please visit our company website at www.autoliv.com.

Safe Harbor Statement

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any such statements in light of new information or future events, except as required by law.

Autoliv Inc.

Box 70381, 107 24 Stockholm, Sweden

Visiting address: World Trade Center,

Klarabergsviadukten 70, B7, 111 64 Stockholm

Phone: +46 (0)8 587 20650

E-mail: stina.thorman@autoliv.com